Exhibit (c)(3)

CONFIDENTIAL PROJECT COMMODORE FINANCING ANALYSIS June 15, 2018

SOURCES & USES – VALUE CONFIRMATION (GF PROPOSAL – JUNE 14, 2018) Closing 10/31/2018 Current Flex Status Comments Existing Cash & Investments ABL Revolver ABL Revolver - FILO Tranche Confirmed Confirmed Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018. See pages 3 - 4. See pages 3 - 4. 144.1 --130.5 8.6 ABL Revolver + FILO Bridge on Other Assets Fortress 1st Lien Term Loan Fortress 2nd Lien Term Loan $144.1 47.0 140.0 95.0 $139.1 47.0 140.0 95.0 'Redline - Short Putt - Fortress Term Sheet' received on June 12, 2018. 'Redline - Short Putt - Fortress Term Sheet' received on June 12, 2018. 'Redline - Short Putt - Fortress Term Sheet' received on June 12, 2018. Confirmed Confirmed Confirmed Total Debt $426.1 $421.1 Rollover Equity 'Breakdown of Equity Consideration and Family Rollover' received on June 14, 2018. Equity Consideration Repay Senior Notes Rollover of Current ABL Borrowings Repay Real Estate Mortgages page 3 for further detail. h Flow' received on May 7, 2018. h Flow' received on May 7, 2018. Aggregate Consideration as minimum cash requirement. (a) (b) (c) Assumes October 31, 2018 close for vesting calculation of board issued RSAs. Assumes 50 bps on $275M ABL. Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress. 1 Total Transaction Fees & Expenses Minimum Cash Requirement Total Uses Memo PF Leverage: LTM Adjusted EBITDA Total PF Debt / LTM Adjusted EBITDA PF Capitalization: Equity $81.4 $86.4 Debt 426.1 421.1 Estimated Expenses Seller Expenses GF Legal and Advisory Wells Fargo Fees (b) Fortress Financing Fees (c) Total $14.0 4.4 1.4 5.2 Total $507.5 $507.5 Equity as % Total 16.0% 17.0% $25.0 $429.0 $429.0 Confirmed 'Breakdown of Equity Rollver and Equity Consideration' received on June 14, 2018. See ---- 21.4 21.4 32.1 32.1 $482.5 $482.5 25.0 25.0 5.8 5.8 $513.3 $513.3 Confirmed May 29, 2018 Press Release. Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cas Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cas Confirmed Acquirer uses projected cash and investment balance as of 10/18 closing balance sheet Total RSAs 622,557 Less: Time Vested RSAs (199,144) Total Performance Based RSAs 423,413 Less: Performance RSAs (<1 Yr.) (9,080)(a) Performance RSAs (1+ Yr.) 414,333 Less: Oscar Rolled RSAs + TT/KF/JN RSAs Cash Out (125,245) Total Employee Rolled RSAs 289,088 Total Def. Comp ($M) $60.1 $60.1 7.1 x 7.0 x $7.9 Uses Total Sources $81.4 $86.4 Confirmed $513.3 $513.3 See page 2 for detail $5.8 $5.8 PJ SOLOMON Review Sources

GF EQUITY 2018) CONSIDERATION (GF PROPOSAL – JUNE 14, Pro-Rated Outstanding Outstanding Scope PJ SOLOMON Notes Non-Restricted Shares Time Vested RSAs Per Jorge Narino (as of 6/14/2018). VDR 7.9.9.4 PERY Equity Awards. Confirmed. Confirmed. 199,144 199,144 Performance RSAs (<1 Yr.) (a) Performance RSA (1+ Yr.) (b) 9,080 414,333 9,080 125,245 Confirmed. Represents Board equity awards. Represents Oscar rolled RSAs (115,451) and TT / KF / JG cash out (9,794). Total Performance Based RSAs 423,413 134,325 VDR 7.9.9.4 PERY Equity Awards. Memo: Total Restricted Stock 622,557 333,469 Revised (6/14) restricted shares. Total Basic Shares Outstanding 15,876,104 15,587,016 Outstanding Dilution Non-Qualified Options (c) SARs (d) RSUs Total Diluted Shares Outstanding 5,001 37,336 7,301 3,730 9,891 --VDR 7.9.9.4 PERY Equity Awards. VDR 7.9.9.4 PERY Equity Awards. VDR 7.9.9.4 PERY Equity Awards. Confirmed. Represents equivalent shares utilizing treasury stock method. Confirmed. Represents equivalent shares utilizing treasury stock method. Confirmed. Assumes RSUs are canceled at close. 15,925,742 15,600,637 George Feldenkreis (e) Oscar Feldenkreis Fanny Hanono 1,592,085 1,223,329 326,073 GF Bank Statements. OF Bank Statements. FH Bank Statements. Confirmed. Assumes 10/31/18 close for vesting of RSAs issued on 6/14/18. Confirmed. See below. Confirmed. See below. Total Family Ownership Value of Family Stake (e) Less: $5M Cash Out 3,141,487 86,390,903 (5,000,000) Value of Family Stake, Less $5M Cash Out $81,390,903 Non-Restricted Shares Vested RSAs Total Unvested RSAs Total Equivalent GF OF FH Total --115,451 --1,592,085 1,223,329 326,073 (a) Sole Dispositive Power Less: Total RSAs Plus: Shared Ownership Total Common Cownership 1,073,329 (151,831) 150,000 1,071,498 326,073 36,380 --Oscar Rolled RSAs TT/KF/JN RSAs Cash Out 115,451 9,794 1,071,498 Total Rolled RSAs 125,245 (a) (b) Assumes October 31, 2018 close for vesting calculation of board issued RSAs. Assumes Oscar Feldenkreis restricted shares are rolled over and 9,794 performance-based RSAs held by Jorge Narino, Tricia Thompkins and Kevin Flint are paid at close. Remaining employee restricted shares are liabilities of the pro forma company, subject to ongoing benefits advisor review. Based on range of strike prices of $4.89 to $15.38 as per VDR 7.9.9.4 PERY Equity Awards. Based on range of strike prices of $17.71 to $24.26 as per VDR 7.9.9.4 PERY Equity Awards. Assumes Foundation shares (122,316, or $3.36M) are cashed out. (c) (d) (e) 2 2,988,144 37,892 115,451 3,141,487 1,590,573 1,512 Performance Based RSAs Detail (b) Oscar Detail Family Ownership Detail Equity Consideration (100% Cash Payment of RSAs) Total Diluted Shares Outstanding 15,600,637 Performance RSAs 289,088 Total Diluted Shares Outstanding 15,889,725 Equity Consideration $429,017,523 Amount Equity Consideration $436,967,443 Family Ownership 15,253,547 15,253,547 Source Outstanding Shares Offer Price $27.50

GF BORROWING BASE ($ in Millions) (GF PROPOSAL – JUNE 14, 2018) Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 14, 2018. (a) Assumes 9/30 and 10/31 borrowing base. 3 “Regular way” Accounts Receivable GF Proposal PJ SOLOMON Sensitivity 9/30/2018 10/31/2018 9/30/2018 10/31/2018 Balance Sheet AR, net $131.2 $135.1 Plus: Allowances 18.4 18.9 15.9 16.4 Allowance % 14.0% 14.0% 12.2% 12.2% Gross AR $149.6 $154.0 $147.2 $151.5 Gross Trade AR $143.6 $147.8 $140.8 $144.9 Gross Trade AR % 96.0% 96.0% 95.6% 95.6% Ineligible $8.0 $8.3 $10.8 $11.1 Ineligible % 5.6% 5.6% 7.7% 7.7% Eligible Base Gross Trade AR $135.6 $139.5 $129.9 $133.7 Advance Rate 90.0% 90.0% 90.0% 90.0% Inventory Balance Sheet Inventory $161.8 $150.8 $161.8 $150.8 Excluded Inventory 7.5% 7.5% 7.5% 7.5% Base Inventory $149.7 $139.5 $149.7 $139.5 Ineligible $9.1 $8.5 $9.4 $8.8 Ineligible % 6.1% 6.1% 6.3% 6.3% Eligible Base Inventory $140.5 $131.0 $140.3 $130.7 NOLV 74.3% 74.3% 74.3% 74.3% Advance Rate 95.0% 95.0% 95.0% 95.0% Availability Total Available AR & Inventory $221.2 $218.0 $215.9 $212.6 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available Borrowing Base $207.3 $203.9 $198.3 $194.9 Note: Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close (144.1) (144.1) (144.1) (144.1) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $59.0 $55.6 $50.0 $46.6 Excess Availability - % of Borrowing Base 28.5% 27.3% 25.2% 23.9% Less: Borrowing Block ($45.2) ($35.7) ($43.2) ($34.1) Minimum Excess Availability at Closing (a) 21.8% 17.5% 21.8% 17.5% Excess Availability Above Borrowing Block $13.8 $19.9 $6.8 $12.5 Total Available Inventory $99.2 $92.4 $99.0 $92.3 Total Available Accounts Receivable $122.0 $125.6 $116.9 $120.3 $131.2 $135.1

GF BORROWING BASE – NO SEASONAL ADVANCE // FILO + OPTIONAL GF ($ in Millions) BACKSTOP Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 14, 2018. (a) Calculated as 2.5% of Eligible Base Gross Trade AR, plus 5.0% of Eligible Base Inventory (NOLV). (b) Assumes 9/30 and 10/31 borrowing base. 4 “Flex” Draw at close reflects removal of $5 million Feldenkreis sell-down Accounts Receivable GF ProposalPJ SOLOMON Sensitivity 9/30/201810/31/20189/30/201810/31/2018 Balance Sheet AR, net$131.2$135.1 Plus: Allowances18.418.915.916.4 Allowance %14.0%14.0%12.2%12.2% Gross AR$149.6$154.0$147.2$151.5 Gross Trade AR$143.6$147.8$140.8$144.9 Gross Trade AR %96.0%96.0%95.6%95.6% Ineligible$8.0$8.3$10.8$11.1 Ineligible %5.6%5.6%7.7%7.7% Eligible Base Gross Trade AR$135.6$139.5$129.9$133.7 Advance Rate87.5%87.5%87.5%87.5% Inventory Balance Sheet Inventory$161.8$150.8$161.8$150.8 Excluded Inventory7.5%7.5%7.5%7.5% Base Inventory$149.7$139.5$149.7$139.5 Ineligible$9.1$8.5$9.4$8.8 Ineligible %6.1%6.1%6.3%6.3% Eligible Base Inventory$140.5$131.0$140.3$130.7 NOLV74.3%74.3%74.3%74.3% Advance Rate90.0%90.0%90.0%90.0% Availability Total Available AR & Inventory $212.6 $209.7 $207.5 $204.4 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available Borrowing Base $198.7 $195.6 $189.8 $186.7 Plus: FILO Facility Borrowing Base (a) 8.6 8.4 8.5 8.2 Total Available Borrowing Base $207.3 $203.9 $198.3 $194.9 Note: Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close (139.1) (139.1) (139.1) (139.1) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $64.0 $60.6 $55.0 $51.6 Excess Availability - % of Borrowing Base 32.2% 31.0% 29.0% 27.7% Less: Borrowing Block ($45.2) ($35.7) ($43.2) ($34.1) Minimum Excess Availability at Closing (b) 21.8% 17.5% 21.8% 17.5% Excess Availability Above Borrowing Block$18.8$24.9$11.8$17.5 Total Available Inventory$94.0$87.6$93.8$87.4 Total Available Accounts Receivable$118.6$122.1$113.7$117.0 $131.2 $135.1

DISCLAIMER This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provid ed by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historic al and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgment s made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy a ny security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or pu rchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do no t constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. 62/2021 3529,'(' 7+,6 '2&80(17)25 7+( ,1)250$7,21 $1' $66,67$1&(2) 7+( 63(&,$/ &200,77((2) 7+( %2$5' 2) ',5(&7256 2) 7+( &203$1<. T+,6 '2&80(17 '2(6 127 &2167,787( $ 5(&200(1'$7,21 72 $1< 6+$5(+2/'(5 2) 7+( &203$1< $6 72 +2: $1< 68&+ 6+$5(+2/'(5 6+28/' 927( 21 $1< 75$16$&7,21 2) $&7 21 $1< 0$77(5 5(/$7,1* 72 $1< 75$16$&7,21. 5